As filed with the Securities and Exchange Commission on December 11, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-228819

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-224136

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-218496

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-214852

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-213756

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-195366

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-195365

UNDER

THE SECURITIES ACT OF 1933

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-4867100
(State of Incorporation)	(I.R.S. Employer Identification No.)

13645 N. Promenade Blvd., Stafford, Texas 77477

(Address of Principal Executive Offices) (Zip Code)

John Simmons

Vice President and Chief Financial Officer

SAExploration Holdings, Inc.

13645 N. Promenade Blvd.

Stafford, Texas 77477

(281) 258-4400

(Name, Address and Telephone Number of Agent for Service)

Copies to:

E. James Cowen

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

(713) 226-6649

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by SAExploration Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement (Form S-8 No. 333-228819), pertaining to the SAExploration Holdings, Inc. Amended and Restated 2018 Long-Term Incentive Plan;

•	Registration Statement (Form S-8 No. 333-224136), pertaining to the SAExploration Holdings, Inc. 2018 Long-Term Incentive Plan;

•	Registration Statement (Form S-8 No. 333-218496), pertaining to the SAExploration Holdings, Inc. Amended and Restated 2016 Long-Term Incentive Plan;

•	Registration Statement (Form S-8 No. 333-214852), pertaining to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan;

•	Registration Statement (Form S-8 No. 333-213756), pertaining to the SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan;

•	Registration Statement (Form S-8 No. 333-195366), pertaining to the SAExploration Holdings, Inc. 2013 Long-Term Incentive Plan; and

•	Registration Statement (Form S-8 No. 333-195365), pertaining to the SAExploration Holdings, Inc. 2013 Non-Employee Director Share Incentive Plan.

As previously disclosed, on August 27, 2020, the Company and certain of its wholly-owned direct and indirect subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, which cases are being jointly administered under the caption “In re: SAExploration Holdings, Inc., et. al. (Case No. 20–34306)” (the “Chapter 11 Cases”).

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with any undertaking made by the Company in the Registration Statements to remove from registration, by the means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on December 11, 2020.

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Michael Faust
Michael Faust
Chairman of the Board, Chief Executive Officer and President

Note: No other person is required to sign this post-effective amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.